Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of SofTech, Inc. of our report dated June 9, 2011, relating to our audit of the consolidated financial statements for the year ended May 31, 2010, including the adjustments to the 2009 consolidated financial statements to retrospectively reflect a reverse stock split, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus.

/s/ McGladrey & Pullen, LLP

Boston, Massachusetts

June 9, 2011